Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Euro RSCG Life NRP
Jennifer LaVin	Emily Poe – financial media
Executive Director, Corporate Communications	(212) 845-4266
(781) 860-8362	emily.poe@eurorscg.com
jennifer.lavin@cubist.com

CUBIST PHARMACEUTICALS REPORTS FIRST-QUARTER 2004 RESULTS

Company Reports $6.3 million in Cubicin™ Revenues; Reiterates 2004 Cubicin™ Revenue

Guidance of $40 - 50 million

EARNINGS CONFERENCE CALL & WEBCAST TODAY (WITH SLIDES) at 10:30 am ET

Company Announces Webcast of Morgan Stanley Healthcare Conference Presentation

Tomorrow at 11:15 am ET

Lexington, MA, May 6, 2004 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today reported results for the first quarter ended March 31, 2004.  During the first full quarter since launch, Cubist achieved $6.3 million in revenues for its flagship antibiotic product Cubicin™ (daptomycin for injection).  Cubist management also reiterated its top-line revenue guidance of $40-50 million in CUBICIN sales for 2004.

Michael W. Bonney, President & CEO of Cubist, commented on the quarter:  “We are very pleased with our financial performance this quarter, particularly with the level of CUBICIN sales reached.  This gives us increased confidence in our ability to achieve our 2004 top-line guidance and we believe this strong performance, driven by the productivity of our sales and marketing team, indicates the growing unmet medical needs that CUBICIN addresses.”

Total net revenue for the three months ended March 31, 2004 was $8.5 million, compared to $0.4 million for the three months ended March 31, 2003.  The quarter-over-quarter increase was attributable to the $6.3 million in net product sales of CUBICIN, as well as the recognition of $1.4 million of deferred revenue related to upfront payments from Chiron Corporation received in 2003 and $0.8 million in revenue from Small Business Innovation Research grants.

Research and development expense for the three months ended March 31, 2004 was $13.5 million, compared to $15.9 million for the three months ended March 31, 2003.  This decrease is due to one-time charges incurred in the three months ended March 31, 2003 related to a milestone payment of $1.5 million to Sandoz GmbH for the successful completion of a clinical trial and $1.0 million of expenses relating to the restructuring of the research department.

Sales and marketing expense for the three months ended March 31, 2004 was $8.5 million compared to $2.3 million for the three months ended March 31, 2003. This increase was driven by the hiring throughout 2003 of resources dedicated to the commercialization of CUBICIN in the U.S., as well as the company’s marketing activities related to sales of CUBICIN that began in November 2003.

Other expense, net for the quarter ended March 31, 2004 was $2.7 million, compared to $2.9 million for the same period in 2003.  The decrease in other expense reflects lower interest expense charges due to a payment of $10.0 million on debt at the end of 2003.

For the quarter ended March 31, 2004, net loss was $23.2 million or a loss of $0.58 per share, compared to $25.0 million or $0.85 per share for the same period in 2003.  As of March 31, 2004, Cubist had $110.0 million in cash, cash equivalents and marketable securities.  The total number of common shares outstanding as of March 31, 2004 was 40,219,577.

************EARNINGS CONFERENCE CALL & WEBCAST INFORMATION************

WHEN:  Thursday May 6, 2004 at 10:30 am ET

LIVE DOMESTIC & CANADA CALL-IN:  (800) 404-1354

LIVE INTERNATIONAL CALL-IN:  (706) 643-0825

24-HOUR REPLAY DOMESTIC & CANADA:  (800) 642-1687 (#6789300)

24-HOUR REPLAY INTERNATIONAL:  (706) 645-9291 (#6789300)

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AND

SLIDES WILL BE PROVIDED AT:

www.cubist.com

Replay will be available for 30 days via the Internet;

a transcript of the call will be filed with the SEC and will also be available upon request

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Cubist also announced today that its “fireside chat” at the Morgan Stanley 2nd Annual Global Healthcare Unplugged Conference 2004 will be Webcast via a link on the Cubist website under the Corporate Calendar section at 11:15 am ET on Friday, May 7th.

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of drugs that meet significant unmet medical needs.  Since its founding in 1992, Cubist has been exclusively focused on exploiting business and product opportunities in the antiinfective marketplace.  In the U.S., Cubist markets Cubicin™ (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides, for the indication of complicated skin and skin structure infections caused by Gram-positive bacteria.  CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA).  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist’s ability to manufacture CUBICIN on a commercial scale; (iv) commercialization of products that are competitive with CUBICIN;

(v) Cubist’s ability to discover or in-license drug candidates; (vi) Cubist’s ability to successfully develop drug candidates in its pipeline; (vii) Cubist’s ability to successfully commercialize any product or technology developed by Cubist; (viii) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (ix) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (x) Cubist’s ability to protect its intellectual property and proprietary technologies; and (xi) Cubist’s ability to finance its operations.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubicin is a trademark of Cubist Pharmaceuticals, Inc.

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	March 31, 2004	December 31, 2003
ASSETS
Cash, cash equivalents and investments	$110,029	$142,399
Property and equipment, net	44,647	45,221
Other assets	39,215	34,938

Total assets	$193,891	$222,558

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$4,172	$3,655
Accrued expenses	20,855	26,191
Deferred revenue	11,700	13,118
Debt and capital lease obligations	197,282	197,810
Total liabilities	234,009	240,774

Total stockholders’ deficit	(40,118)	(18,216)

Total liabilities and stockholders’ deficit	$193,891	$222,558

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended March 31,
	2004	2003

Product revenues, net	$6,281	$—
License fee revenues	1,417	—
Collaborative agreement and other revenues	773	357
Total revenues	8,471	357

Operating expenses:
Cost of product revenue	2,425	—
Research and development	13,461	15,889
Sales and marketing	8,549	2,329
General and administrative	4,577	4,198
Total operating expenses	29,012	22,416

Operating loss	(20,541)	(22,059)

Interest income	423	667
Interest expense	(3,175)	(3,412)
Other expense	50	(188)
Total other expense, net	(2,702)	(2,933)

Net loss	$(23,243)	$(24,992)

Basic and diluted net loss per common share	$(0.58)	$(0.85)

Basic and diluted weighted average number of common shares	40,142,207	29,230,160

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Additional information can be found at Cubist’s web site at www.cubist.com